Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kirby Corporation of our report dated September 13, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in K-Sea Transportation Partners L.P.’s Annual Report on Form 10-K for the year ended June 30, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 26, 2011